SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 11, 2008

                     WORLDWATER & SOLAR TECHNOLOGIES CORP.
                     -------------------------------------

               (Exact Name of Registrant as specified in charter)

    Delaware                        0-16936                       33-0123045
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(State or other jurisdiction      (Commission                 (IRS Employer
    of incorporation)               File Number)            Identification No.)


        200 Ludlow Drive, Ewing, New Jersey                      08638
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    (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:   609/ 818-0700


                                     n/a
       ----------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE

On March 11, 2008, WorldWater & Solar Technologies Corp. ("WORLDWATER") issued a press release, announcing that the City Council of Ocean City, New Jersey has awarded WorldWater a contract to build a $4 million solar system for the City.
A copy of the press release is furnished as Exhibit 99.1 to this report.



ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated March 11, 2008

______________________________________________________________________________

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & SOLAR TECHNOLOGIES CORP.

By:  /s/ Quentin T. Kelly
----------------------------------------------------
Quentin T. Kelly,
Chairman of the Board and Chief Executive Officer



Date:  March 12, 2008


EXHIBIT INDEX

99.1     Press Release dated March 11, 2008

                                                                  EXHIBIT 99.1




[WORLDWATER & SOLAR TECHNOLOGIES CORP. LOGO]
[GRAPHIC OMITED]
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                                                           FOR IMMEDIATE RELEASE

                  WORLDWATER & SOLAR TECHNOLOGIES SELECTED FOR

                  $4 MILLION SOLAR CONTRACT BY CITY COUNCIL OF

                             OCEAN CITY, NEW JERSEY

COUNCIL CHOOSES WORLDWATER TO BUILD LARGEST MUNICIPAL SOLAR INSTALLATION IN NEW
                                     JERSEY


EWING,  N.J.  -  March 11, 2008 - WorldWater & Solar Technologies Corp. (OTC BB:
WWAT.OB), developer and marketer of proprietary high-power solar systems, today announced that the City Council of Ocean City, NJ has awarded the Company a contract to build a $4 million solar system for the City which is expected to produce nearly 550,000 kilowatt-hours of energy in its first year. The Ocean City Municipal Solar Energy Power Project will include roof mounts on the Cultural Arts and Community Center, the new Public Works Complex building, the Vehicle Maintenance Center and the Sports and Civic Center.

The award for the long-term Power Purchase Agreement with WorldWater is expected to allow Ocean City to offset approximately 17% of the City's total yearly electricity requirements for buildings that it owns and/or operates. The project is expected to be completed later this year.

"This is a win-win for WorldWater and the State of New Jersey," said Quentin T. Kelly, Chairman and CEO. "Following on our successful installations elsewhere in the state, these rooftop applications will save Ocean City millions of dollars overall and once again prove that sustainable energy is a sensible solution as oil prices remain at record levels. Under WorldWater's awarded contract, which lasts 15 years, the company will receive $1.6 million in rebates from the New Jersey Board of Public Utilities, along with solar renewable energy credits (SRECs) and federal tax credits on top of the ongoing electric billings to be paid by Ocean City. We are pleased to continue providing New Jersey residents with cutting edge, environmentally-friendly ways to power their way to the future."
Four proposals were received by the City, which selected WorldWater. Mayor Salvatore Perillo stated: "At a time when we are seeing double-digit increases in annual electric costs, this is welcomed savings. The savings will start in July and will help us to reduce our energy budget."

WorldWater & Solar Technologies Corp. is a global leader in the design, engineering and delivery of solar energy systems. The largest source of carbon dioxide emissions, the leading cause of global warming, is caused by electric power generating stations burning fossil fuel.

In addition to Megawatts of installations in the US and globally, solar installations completed by WorldWater in the State of New Jersey include: the Federal Courthouse Annex in Trenton; Liberty Science Center in Jersey City; Atlantic County Utilities Authority Water Treatment Plant in Atlantic City;
Voorhees Middle School in Voorhees Township; Ray Angelini Incorporated (RAI) Electrical Contractors in Sewell and Richard Stockton College in Pomona.

This installation by WorldWater will eliminate over 820,000 lbs of CO2 being released in the atmosphere.

ABOUT  WORLDWATER  &  SOLAR  TECHNOLOGIES
WorldWater & Solar Technologies Corp. is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that can not only generate and distribute electricity, but can drive 1000 horsepower motors and pumps from sunshine independently or in conjunction with the electric grid, providing solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Solar Technologies Corp., visit the website at www.worldwater.com.
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WORLDWATER & SOLAR TECHNOLOGIES CONTACT: Jessie Sullivan: (609) 818-0700 ext. 20
                                                        JSullivan@worldwater.com
                                                        ------------------------

                               PRESS CONTACT: Amy Copeman (609) 818-0700 ext. 58
                                                         ACopeman@worldwater.com
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                         INVESTOR RELATIONS CONTACT:  Chris Witty (646) 438-9385
                                                             cwitty@darrowir.com
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